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                                                                  EXHIBIT 10.5.2


                                LICENSE AGREEMENT
                                -----------------

     This LICENSE Agreement (the "Agreement") is dated as of January 31, 1997 by and between Connecticut General Life Insurance Company, ("Licensor"), and Media 100 Inc., a Delaware corporation ("Licensee").

                                 R E C I T A L S
                                 - - - - - - - -

     WHEREAS, Licensor as landlord and Licensee as tenant hereof entered into a lease dated January 31, 1997 (the "Lease") for premises (the "Leased Premises") located in the building at 290 Donald J. Boulevard, Marlborough, Massachusetts (the "Building"); and

     WHEREAS, Licensee wishes to locate a liquified natural gas tank, air compressors and associated facilities and other equipment on the lot of land on which the Building is located (the "Lot") and Licensor has agreed to permit the same, subject to the terms and provisions hereof.

                                A G R E E M E N T
                                - - - - - - - - -

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Licensor and Licensee hereby agree as follows:

     1. LICENSE. Provided Licensee is not in default under the terms and conditions of this Lease beyond any applicable cure period, Licensor hereby grants to Licensee the privilege to use the portion of the Lot shown on EXHIBIT A attached hereto (the "Licensed Premises") for the installation, operation, maintenance and repair of the liquefied natural gas tank, air compressors and associated facilities and other equipment described in EXHIBIT B attached hereto, together with the privilege to connect the same to the Premises (collectively, all such facilities are referred to herein as the "Facilities").

     2. TERM. The term of this Agreement shall be coterminous with the term of the Lease, provided that Licensor shall have the right to revoke this Agreement upon a default by Licensee hereunder in accordance with Section 13 below. Promptly upon termination or revocation of this License, Licensee shall remove the Facilities from the Licensed Premises and shall restore the Licensed Premises and the Building to the same condition as exists on the date hereof.
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     3. USE. Licensee shall be permitted to use the Licensed Premises for the installation, operation, use, maintenance and repair of the Facilities only in strict compliance with all applicable laws, ordinances and regulations and, to the extent applicable, the rules and regulations appended to the Lease. Licensee will not make or permit or suffer to be made any use of the Licensed Premises, the Facilities or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this License; (ii) which is directly or indirectly forbidden by public law, ordinance or government regulation; (iii) which may be unreasonably dangerous to life, limb, or property; (iv) which may invalidate or increase the premium of any policy of insurance carried on the Building or covering its operations, unless, in the case of any increase, Tenant makes provisions reasonably acceptable to Landlord for payment of such increased cost; (v) which will suffer or permit the Licensed Premises, the Building or any part thereof to be used in any manner which, in the sole judgment of Licensor, shall in any way impair or tend to impair the character, reputation or appearance of the Building; or (vi) which would impair or interfere with or tend to impair or interfere with Licensor's use of the Building or the use of the Building by the other tenants or occupants thereof, if any.

     4. LICENSOR'S PRIOR APPROVAL. Prior to installing the Facilities, Licensee shall submit the following to Licensor for Licensee's approval, which approval shall not be unreasonably withheld or delayed: (1) a site plan and plans and specifications for the Facilities (including size, location, screening, height, weight, and color) and specifications for installation thereof; (2) copies of all required governmental and quasi-governmental permits, licenses, zoning variances, and authorizations, all of which Licensee shall obtain at its own cost and expense; and (3) a policy or certificate of insurance evidencing such insurance coverage as may reasonably be required by Licensor for the installation, operation and maintenance of the Facilities to the extent not sufficiently covered by insurance maintained by Licensee under the Lease. Licensor may withhold approval if the installation, operation or removal of the Facilities may damage the Licensed Premises, interfere with any services provided by Licensor, interfere with another tenant in the Building, if any, or any other tenant located in Marlborough Business Center (the "Office Center"), cause a violation of any zoning ordinance or other governmental regulation applicable to the Building or the Office Center. Licensee shall be strictly responsible for compliance with all applicable laws, ordinances and regulations in connection with the installation, operation, use, maintenance, repair and removal of the Facilities.

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     5. INSTALLATION EXPENSES. Installation, operation, maintenance and repair of the Facilities shall be performed solely by Licensee or its qualified agents or contractors. Licensor shall have no obligation to alter, improve or otherwise prepare the Licensed Premises for Licensee's use and occupancy. Licensee shall bear all costs and expenses incurred in connection with the installation, operation, use, maintenance, repair and removal of the Facilities.

     6. LICENSE PAYMENTS. If Licensor's insurance premium or real estate tax assessment increases as a result of the Facilities, or if any governmental or quasi-governmental authority shall levy, assess or impose any tax, license fee, use fee or other sum against Licensor, the Building or the Office Center as a result of the Facilities, Licensee shall pay all such amounts promptly upon receipt of a bill from Licensor for any such amount. Licensee shall have no right to an abatement or reduction in the amount of Annual Base Rent, Additional Rent or any other sums due and payable under the Lease if for any reason Licensee is unable to obtain any required approval for installation of the Facilities, or is thereafter unable to use the Facilities for any reason, it being understood that this License is entirely separate from the Lease and shall not affect Licensee's obligations thereunder in any manner.

     7. LICENSEE'S INDEMNIFICATION. Licensee covenants and agrees that the installation, operation, use, maintenance, repair and removal of the Facilities will be at its sole risk and hazard and that the Facilities and all personal property of Licensee in the Licensed Premises shall be at the sole risk and hazard of Licensee and if the whole or any part thereof shall be lost, destroyed or damaged by fire, theft or otherwise, no part of said loss or damage is to be charged to or borne by Licensor unless such loss or damaged is caused by or is the result of the gross negligence or willful misconduct of Licensor or of any person or entity for whom Licensor is legally responsible. Licensee agrees to indemnify, protect, defend and hold Licensor, its partners, officers, directors, shareholders, trustees, beneficiaries, contractors, advisors, consultants, agents, employees and other parties for whom Licensor is responsible, together with any mortgagee of the Licensed Premises (collectively, the "Indemnified Parties") harmless from and against all claims, suits, demands, actions, damages, liabilities, judgments, settlements, costs, fines, penalties, interest and expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) (collectively, "Liabilities") in connection with the loss of life, personal or bodily injury, damage to property or business (including any loss of use thereof) or any other loss or injury arising directly or indirectly and in whole or in part out of the installation,


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operation, use, maintenance, repair or removal of the Facilities, or in any other manner related to the Facilities, whether caused by an act or omission or otherwise, or whether or not involving negligence or other fault of Licensee or Licensee's agents, employees, contractors, officers, or other parties for whom Licensee is responsible, provided, however, this indemnification shall not apply to any such loss or injury to the extent resulting from the gross negligence or willful misconduct of Licensor or of any person or entity for whom Licensor is legally responsible. The foregoing indemnification, which shall include the cost of enforcement, shall survive the expiration or earlier termination of this Agreement.

     8. ENVIRONMENTAL INDEMNIFICATION. Licensee hereby agrees to indemnify, protect and hold the Indemnified Parties harmless from and against any and all Liabilities, of any kind or of any nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against the Indemnified Parties except to the extent resulting from the gross negligence or willful misconduct of Licensor or of any person or entity for whom Licensor is legally responsible, and arising, directly or indirectly from or out of the use, generation, storage or disposal of Hazardous Materials in connection with the installation, operation, use, maintenance, repair or removal of the Facilities, or the presence of the Facilities on the Licensed Premises, or the presence or incorporation of any Hazardous Materials in, on, under or affecting the Licensed Premises, the Lot, the Building or the Office Center directly attributable to the installation, operation, use, maintenance, repair or removal of the Facilities, or the presence of the Facilities on the Licensed Premises including without limitation, (a) the cost of any required or necessary repair, removal, clean-up or detoxification of the Licensed Premises, the Lot, the Building or Office Center or any surrounding areas and the preparation of any closure or other required plans to protect against the release of Hazardous Materials on, in, under or affecting the Licensed Premises, the Lot, the Building, or the Office Center, or release into the air, any body of water, any other public domain or any surrounding areas of Hazardous Materials, in each case arising out of or resulting from the installation, operation, use, maintenance, repair or removal of the Facilities, or the presence of the Facilities on the Licensed Premises and (b) costs incurred to comply, in connection with all or any portion of all the Licensed Premises, the Lot, the Building, the Office Center or any surrounding areas, with all applicable Laws (as hereinafter defined) with respect to Hazardous Materials arising out of or resulting from the installation, operation, use, maintenance, repair or removal of the Facilities, or the presence of the Facilities on the Licensed Premises, whether such action is required or necessary prior to or following the date of this

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Agreement. The foregoing indemnification, which shall include the cost of enforcement, shall survive the expiration or earlier termination of this Agreement; provided, however, if the Facilities are not removed with the written consent of Landlord (which consent may be withheld in Landlord's sole discretion), this indemnification shall not extend to Liabilities which arise from occurrences after the termination of this Agreement, but shall extend to Liabilities which arise from occurrences before such termination or from the acts or omissions of Licensee or of any person or entity for whom Licensee is legally responsible, whether or not such Liabilities are imposed upon, incurred by or asserted or awarded before or after such termination.

     For the purposes of this Agreement, "Hazardous Materials" shall include, but shall not be limited to, substances defined as "hazardous substances", "hazardous materials", "toxic materials", "toxic substances" or "oil" in any federal, state or local laws, rules or regulations whether now existing or hereafter enacted or promulgated (collectively, "Laws"), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C., Section 1802, the Resource Conservation and Recovery Act, 42 U.S.C., Section 6901, ET. SEQ., and Massachusetts General Laws, Chapter 21E, and the regulations thereunder and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, which definition shall include without limitation, polychlorinated byphenyls and petroleum products and shall also include asbestos and any asbestos-containing materials, whether such asbestos is in a friable or non-friable state.

     9. LICENSOR NOT LIABLE. To the fullest extent permitted by law, Licensor shall not be liable or responsible to Licensee (i) for any injury or damage resulting from the acts or omissions of Licensor's employees, trustees, stockholders, officers, directors, beneficiaries, agents, or other parties for whom Licensor is legally responsible, or persons leasing or otherwise occupying any part of the Building; (ii) for any failure of services provided, such as water, gas, electricity, or telephone; or (iii) for any injury or damage to person or property caused by any person, except in each case to the extent caused by the willful misconduct or gross negligence of Licensor or any party for whom Licensor is legally responsible. The obligations of Licensor shall be binding upon the assets of Licensor which comprise the Building and the lot but not upon other assets of Licensor. In no event shall any partner, trustee, stockholder, officer, director, employee, beneficiary or agent of Licensor have any liability hereunder, and Licensee shall not seek personal recourse against any such parties or their personal assets. To the extent that the provisions hereof are

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inconsistent with the provisions of the Lease, the provisions of the Lease shall govern.

     10. ASSIGNMENT AND SUBLETTING. No assignment of this Agreement or sublicensing of the Licensed Premises or any part thereof shall be made by Licensee, except in connection with an assignment or sublease of the Lease made in strict compliance with the provisions of the Lease. Neither all nor any part of Licensee's interest in the Licensed Premises granted hereunder may be encumbered, assigned, or transferred, in whole or in part, either by any act of Licensee or by operation of law, except as provided herein. Licensee shall not permit or suffer the Licensed Premises to be used by anyone other than the employees of Licensee.

     11. LICENSOR'S TERMINATION RIGHTS. Licensor, at its sole option and reasonable discretion, may require Licensee, at any time prior to the expiration of the Lease, to relocate the Facilities or to terminate the operation of the Facilities if it is causing physical damage to the Licensed Premises, the Lot or the Building, interfering with any other service provided by the Building, interfering with the business of another tenant in the Building, if any, or in the Office Center, as such business is being conducted, or causing the violation of any condition or provision of the Lease or any law, regulation or ordinance promulgated by any governmental or quasi-governmental authority now or hereafter in effect, even if any or all other tenants in the Building or in the Office Center are permitted to continue any similar use or operation. If Licensor or another tenant in the Building, if any, or in the Office Center shall require that the Facilities be moved to another location for the foregoing reasons, Licensor shall have the right to require Licensee, at its sole expense, to relocate the Facilities to another location on the Lot. Licensor shall notify Licensee of its election to require the termination or relocation of the Facilities by giving written notice to Licensee of its election, stating a date upon which the term of this License shall terminate or upon which the relocation shall be complete, as the case may be. In the case of relocation, if the Facilities are not completely relocated and the Licensed Premises and the Building otherwise restored to their original condition within sixty (60) days of the date designated in the written notice delivered to Licensee by Licensor, Licensor, at its sole option, may terminate the License.

     12. REMOVAL OF FACILITIES. Licensee hereby agrees that time shall be of the essence with respect to Licensee's obligation to vacate and surrender possession of the Licensed Premises upon the expiration or earlier termination of the term of this License and Licensee shall vacate and surrender

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possession of the Licensed Premises at such time and remove the Facilities so that the Licensed Premises and the Building are in the original condition that existed prior to the commencement of the term of this License. Upon such expiration or termination, if Licensee has not commenced to remove the Facilities and thereafter diligently proceeded to remove the Facilities until they are completely removed, Licensee hereby authorizes Licensor to remove and dispose of the Facilities and charge Licensee for all costs and expenses incurred in connection therewith, including reasonable attorneys' fees and expenses, together with interest thereon at an annual rate equal to the so-called prime rate of interest of the Bank of Boston, plus four percent (4%) which amount shall be paid by Licensee to Licensor on demand.

     13. DEFAULT. If (a) Licensee shall default in the performance of an obligation hereunder which poses imminent danger to life or property and if Licensee shall not immediately cure such default, or (b) within thirty (30) days after notice from Licensor to Licensee specifying any other default or defaults Licensee has not commenced thereafter diligently pursued such correction to completion, or (c) a default beyond any applicable grace period shall occur under the Lease, then this License Agreement may be terminated immediately by Licensor by written notice to Licensee. Any default hereunder by Licensee shall also constitute a default under the Lease and any default under the Lease shall constitute a default hereunder.

     14. NOTICES. All notices required or permitted hereunder shall be in writing and addressed, if to the Licensee, to:

                           Media 100 Inc.
                           290 Donald J. Lynch Boulevard
                           Marlborough, Massachusetts 01752
                           Attn:  Chief Financial Officer

or such other address as Licensee shall have last designated by notice in writing to Licensor and, if to Licensor, to:

                           Spaulding & Slye Services Limited Partnership c/o Spaulding & Slye Company
                           125 High Street
                           Boston, Massachusetts  02110
                           Attn:  Peter A. DeLuca

or such other address as Licensor shall have last designated by notice in writing to Licensee. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered to such address by hand, when so delivered.


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     15. ACCESS. Licensor shall have access to the Licensed Premises at all times and at any time.

     16. ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

     17. MISCELLANEOUS. This instrument embodies the entire agreement between the parties relative to the subject matter hereof, and shall not be modified, changed, or altered in any respect, except in writing. This Agreement shall be construed and enforced in all respects in accordance with the laws of the Commonwealth of Massachusetts. Licensee recognizes that the occupancy hereby allowed is permissive only and that no tenancy or lease is created hereby.

                                    LICENSOR:

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                    By:      CIGNA Investments, Inc.



                                             By: /s/ James H. Rogers
                                                 ----------------------
                                                 Its: Managing Director



                                    LICENSEE:

                                    MEDIA 100 INC.



                                    By:  /s/ John A. Molinari
                                         --------------------
                                         Name: John A. Molinari
                                         Title: President


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